Exhibit 10.3

Lease reference number: t0015110

Date: 08-JUN-2021

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED AS TRUSTEE OF ASCENDAS REAL ESTATE INVESTMENT TRUST

and

FLUIDIGM SINGAPORE PTE. LTD.

Lease for

BLOCK 5008 ANG MO KIO AVENUE 5
#08-01/19, RC ROOF 1 & RC ROOF 2 TECHPLACE II SINGAPORE 569874

Plain English Standard Covenants Lease Template (Revised 080620)

SCHEDULE 1
DETAILS OF LEASE

Item 1:    Landlord (we, us, our)    :    HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED
AS TRUSTEE OF ASCENDAS REAL ESTATE INVESTMENT TRUST

Item 2:    Tenant (you, your)    :    FLUIDIGM SINGAPORE PTE. LTD.

Item 3:    Premises
(a)Unit numbers    :    Block 5008 #08-01/19, RC Roof 1 & RC Roof 2

(b)Building    :    Block 5008 Ang Mo Kio Avenue 5 TECHplace II Singapore 569874

(c)Boundary    :    (for identification only) edged in red in the attached plan (or plans)
marked as schedule 5
Item 4:    Floor Area    :
Unit numbers    Floor Area (square metre)
Block 5008 #08-01/19     : 3,455.00
RC Roof 1 (ANA-RT11) : 115.00
RC Roof 2 (ANA-RT12) : 130.00

Total Floor Area    3,700.00

Item 5:    Possession Date    :    N.A.

Item 6:    Start Date    :    02 June 2022

Item 7:    Term    :    60 months beginning from the Start Date

Item 8:    Permitted Use    :    R&D and manufacturing of fluidic chips and microfluidic system only

Item 9:    Rent    :

(a)The Gross Rent, Net Rent and Service Charge are as follows.

Unit	Net Rent Rate (per square metre)	Service Charge Rate (per square metre)	Gross Rent Rate (per square metre)	Net Rent	Service Charge	Gross Rent	Period such rent or charge applies for
Block 5008 #08-01/19	$15.14	$2.62	$17.76	$52,308.70	$9,052.10	$61,360.80	02 June 2022 to 01 June 2023
Block 5008 #08-01/19	$15.41	$2.62	$18.03	$53,241.55	$9,052.10	$62,293.65	02 June 2023 to 01 June 2024
Block 5008 #08-01/19	$15.68	$2.62	$18.30	$54,174.40	$9,052.10	$63,226.50	02 June 2024 to 01 June 2025
Block 5008 #08-01/19	$15.95	$2.62	$18.57	$55,107.25	$9,052.10	$64,159.35	02 June 2025 to 01 June 2027

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Unit	Net Rent Rate (per square metre)	Service Charge Rate (per square metre)	Gross Rent Rate (per square metre)	Net Rent	Service Charge	Gross Rent	Period such rent or charge applies for
RC Roof 1 (ANA- RT11), RC Roof 2 (ANA- RT12)	$15.14	$2.62	$17.76	$ 3,709.30	$ 641.90	$4,351.20	02 June 2022 to 01 June 2023
RC Roof 1 (ANA- RT11), RC Roof 2 (ANA- RT12)	$15.41	$2.62	$18.03	$ 3775.45	$ 641.90	$4,417.35	02 June 2023 to 01 June 2024
RC Roof 1 (ANA- RT11), RC Roof 2 (ANA- RT12)	$15.68	$2.62	$18.30	$ 3841.60	$ 641.90	$4,483.50	02 June 2024 to 01 June 2025
RC Roof 1 (ANA- RT11), RC Roof 2 (ANA- RT12)	$15.95	$2.62	$18.57	$ 3907.75	$ 641.90	$4,549.65	02 June 2025 to 01 June 2027

(b)    The charges shown above do not include goods and services tax (GST) and other Taxes you must pay under this Lease.

Item 10:	Fitting Out Rent-free : Period (if any)	N.A.
Item 11:	Term Rent-free Period :	Unit	Start Date	End date	Length of Term
	(if any)				Rent-free Period
		Block 5008 #08-01/19	02 June 2022	17 August 2022	02 months & 16 days
RC Roof 1
		(ANA-RT11), RC Roof 2	02 June 2022	17 August 2022	02 months & 16 days
(ANA-RT12)
Item 12:	Security Deposit :	(1) $594,960.00 for the Premises; and
Item 13:	Tenant’s Works Deposit :	(1) $37,000.00 (based on the rate of $10.00 per square metre of the Floor Area of the Premises (a minimum of $2,000.00 applies); and

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Item 14:	Public liability : insurance amount	$3 million
Item 15:	Electricity Supply : Deposit (initial)	N.A.
Item 16:	Floor loading limit :	Storey	Floor Loading (kN per square metre)
		1	12.5
		4 to 8	7.5
		Canteen	5

Item 17:    Car-park passes (if any)    :    18

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SCHEDULE 2 SPECIAL COVENANTS

(By way of note, the Plain English Campaign’s Crystal Mark will not apply to this section.)

Any commercial terms and amendments to the Standard Covenants or Tenants’ Guide will be set out in this schedule.

1.VARIATION OF COVENANTS

The following clause in Schedule 3 Building Covenants will be deleted in its entirety and replaced as follows:

A)REDEVELOPMENT

Without being affected by anything else in this Lease, if at any time during the Term we decide that:-:

(a)the Building is to be demolished for redevelopment; or

(b)the Building or any part of the Building is to be renovated, retrofitted, refurbished or altered, and this will affect the Premises,

we may end this Lease by giving you nine (9) months' notice in writing.

When this Lease ends, you must deliver vacant possession of the Premises to us in line with the terms of this Lease, and you will have no claim (including right of compensation) against us for ending this Lease.

To avoid any doubt, this will not affect any rights and remedies that we may have against you in respect of any of your failure to keep to the terms and conditions of this Lease which occurred before the ending of this Lease. We may also offer you alternative space if available which you may relocate to within such time as we notify you and on such rent, lease term and other terms and conditions as we may decide. Whether or not you accept the offer, this will not affect your obligation to deliver vacant possession of the Premises on the date set out in the notice.

2.ADDITIONAL CLAUSES

The following clause shall also apply:

A)OPTION TO RENEW

(a)We will grant you a further lease of the Premises for 60 months (“Renewal Term”), starting on the day after the last day of the Term, subject to the following terms and conditions:

(i)you must give us notice at least 6 months before the last day of the Term that you require a further lease of the Premises;

(ii)you must keep to the terms and conditions under this Lease;

(iii)the further lease for the Renewal Term must be for the whole of the Premises and not part of it;

(iv)the further lease for the Renewal Term will be at a revised gross rent and on other terms and conditions as we may decide and notify you;

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(v)you must inform us in writing whether you accept the revised rent and terms and conditions within 14 days after we have notified you;

(vi)you must sign the new lease document for the further lease for the Renewal Term within 14 days after we have provided you with the new lease document; and

(vii)all the costs and expenses for the grant of the further lease will be borne by you, including the preparation of the new lease document.

(b)If you do not accept the revised rent or any of the other terms and conditions or if you do not sign the new lease document within 14 days, then we will assume that you are no longer interested in the further lease and we will be free to end all discussions with you for the further lease and we may lease out the Premises after the last day of the Term without informing you.

(c)If you fail to keep to any of the terms and conditions of this Lease after the new lease document for the Renewal Term has been signed but before the Renewal Term starts, we may terminate the lease for the Renewal Term by giving you notice. This will not affect any rights and remedies we have against you (including compensation for loss of rent for the Renewal Term).

B)STAGGERED RENTAL CLAUSE

We have agreed to the staggered rent arrangement set out in this Lease at your request subject to the condition that you will perform all terms, covenants and conditions in accordance with the provisions of this Lease including fulfilling all payment obligations. If you fail to do so, we shall, without prejudice to its other rights and remedies, be entitled to adjust the rent payment schedule by issuing a written notice (“Adjustment Notice”) to you requiring you to pay Gross Rent based on the net rent rate of $15.63 per square metre per month (“Original Rent Rate”) with effect from the Start Date. After the issuance of the Adjustment Notice, you shall pay Gross Rent based on the Original Rent Rate on the Payment Dates. The additional Gross Rent payable for the period of the Term prior to the issuance of the Adjustment Notice shall be paid within 07 days from the date of the Adjustment Notice. If this Lease is determined for any reason prior to the expiry of the Term, you shall, without prejudice to our other rights and remedies, pay to us a lump sum representing the difference between the Gross Rent based on the Original Rent Rate for the entire Term and the Gross Rent already paid.

C)INSTALLATION OF SIGNAGE
We have allowed you to install your company’s signage (“Signage”) at the standing pylon at the entrance of the Park so long as you, where applicable:-

(a)at your sole costs and expense, seek approval/s from the relevant Authorities for the display of the Signage, and comply with all terms and conditions and to pay all charges (if any) imposed or to be imposed by the relevant Authorities in respect of the same; and
(b)pay all monthly license fees and other charges imposed by us in respect of the display of the Signage; and
(c)sign all documents required by us and/or the Authorities for the Signage and pay all fees, whether legal or not, relating to the Signage, as well as all stamp fees payable on such documents, if any; and
(d)are solely responsible for the maintenance and upkeep of the Signage. We will not be liable to you at all or be responsible for any damage, loss, defacement etc. of the Signage.

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D)RIGHT TO END THIS LEASE EARLY

We allow you to end the lease of the whole of the Premises at any time during the Term (“the Pre- Termination”) so long as:-

(a)an in-coming tenant acceptable to us (“Incoming Tenant”) has been sourced by you to either takeover this Lease from the Tenant, or to take up a fresh lease of the Premises with us. If the latter, , the Incoming Tenant must accept our then prevailing terms and conditions for the fresh lease of the Premises, and you cannot object to this;
(b)all costs and expenses arising out of or in connection with the Pre-Termination as well as the Incoming Tenant either taking over this Lease or taking up a fresh lease with us, whether imposed by us and/or the Authorities, will be solely borne by you, including marketing costs, administrative costs and the like (including all GST payable thereon);
(c)you will sign all documentation required by us arising out of or in connection with the Pre-termination, and you will bear all costs, whether legal or not, relating to this including all GST payable on such costs, as well as all stamp duties imposed on such documents (if any);
(d)you must keep to all terms and conditions to be imposed by us and/or the Authorities in respect of the Pre-termination, and
(e)if the gross rent payable by the Incoming Tenant is lower than the Gross Rent reflected in Item 9 of schedule 1, you will pay us the rental differential from and including the date the lease of the Premises is ended early by you until and including the expiry date of the Term. You must pay such sum to us in one lumpsum upon our demand.

E)LEASED AREA
The area outlined in red in the attached floor plan is the existing leased area. The area outlined in blue in the attached plan is the additional area and you will not be charged rental for this additional area during the Term. To avoid any doubt, you are not be required to erect the separation wall between Unit #08-01 to #08-19 and the area demarcated in blue in the floor plan attached.

F)MAINTENANCE OF TOILET
As the toilet(s) in the Premises (“Toilet(s)”) are for your exclusive use, you will be fully responsible for the cleaning, maintenance, servicing, repair, replacement & upkeep of the Toilet(s) including all facilities, fixtures and fittings, electrical system, lighting and bulbs and piping systems in the Toilet(s).
You must keep the Toilet(s) clean and tidy and in good and tenantable condition (that is, in a state and condition safe and suitable for use and in which you have carried out all necessary repairs for) and be responsible for the rectification of all chokes, leaks and the like in respect of the sanitary fittings and water/sewerage system arising out of or in connection with your use of the Toilet(s).
You must get our prior approval before carrying out any improvement, repair and/or replacement works relating to the Toilet(s).

G)ACCESS TO THE LEASED AREA
You will grant us access throughout the Term to the riser located within the leased area outlined in blue on the floor plan attached so long as we give you 01 day’s notice in advance, except in times of emergency, where you will grant us immediate access to the said riser.

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SCHEDULE 3 BUILDING COVENANTS

(By way of note, the Plain English Campaign’s Crystal Mark will not apply to this section.) Any Building Covenants specific to the Building will be set out in this schedule.
In addition to the provisions set out in the Special Covenants, both you and us must keep to and be bound by the following terms, covenants and conditions:-

A)REDEVELOPMENT

Without being affected by anything else in this Lease, if at any time during the Term we decide that:-:

(c)the Building is to be demolished for redevelopment; or

(d)the Building or any part of the Building is to be renovated, retrofitted, refurbished or altered, and this will affect the Premises,

we may end this Lease by giving you six (6) months' notice in writing.

When this Lease ends, you must deliver vacant possession of the Premises to us in line with the terms of this Lease, and you will have no claim (including right of compensation) against us for ending this Lease.

To avoid any doubt, this will not affect any rights and remedies that we may have against you in respect of any of your failure to keep to the terms and conditions of this Lease which occurred before the ending of this Lease. We may also offer you alternative space if available which you may relocate to within such time as we notify you and on such rent, lease term and other terms and conditions as we may decide. Whether or not you accept the offer, this will not affect your obligation to deliver vacant possession of the Premises on the date set out in the notice.

B)INSTALLATION OF AIR-CONDITIONING UNITS

You may at your own cost and expense install any air-conditioning package unit to air-condition the Premises. The installation will be subject to the relevant Authorities’ approval and the Tenants’ Guide.

C)GREEN MARK REQUIREMENTS

Without affecting the Tenants’ Guide and without being affected by the Building not being certified as a Green Mark building, you must keep to all Green Mark requirements as we may specify from time to time including for all renovations, alterations and installations (such as light fittings, air-conditioning etc) to be carried out at the Premises, whether or not such renovations, alterations and installations have been approved by us and/or other relevant Authorities.

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SCHEDULE 4 STATEMENT OF ACCOUNTS

NET RENT: #08-01/19	AMOUNT	GST (7%)
$15.14 per square metre per month on 3,455.00 square metres for a period of 12 months beginning from 2 Jun 2022	$52,308.70	$3,661.61
NET RENT: RC ROOF 1 & 2 (ANA RT11 & ANA RT12) $15.14 per square metre per month on 245 square metres for a period of	$3,709.30	$259.65
12 months beginning from 2 Jun 2022
SERVICE CHARGE: #08-01/19 $2.62 per square metre per month on 3,455.00 square metres for a period of 12 months beginning from 2 Jun 2022	$9,052.10	$633.65
SERVICE CHARGE: RC ROOF 1 & 2 (ANA RT11 & ANA RT12) $2.62 per square metre per month on 245 square metres for a period of	$641.90	$44.93
12 months beginning from 2 Jun 2022
GROSS RENT:	$65,712.00	$4,599.84
LEGAL FEES	$800.00	$56.00
SECURITY DEPOSIT IN CASH	$594,960.00
SUBTOTAL	$661,472.00	$4,655.84

LESS:
CASH DEPOSIT FROM CURRENT LEASE

($594,960.00)
GST     $4,655.84
TOTAL AMOUNT (INCLUDING GST)
[payable to HTSG A/C ASCENDAS

$71,167.84

STAMP DUTY
[payable to ‘Commissioner of Stamp Duties]
$12,961.00

TENANT'S WORK DEPOSIT FOR PREMISES
(You are required to pay renovation deposit if any renovation works are to be carried out)
$37,000.00

This Statement of Accounts sets out the initial total amount you must pay which includes an advance payment of the first month’s Gross Rent to cover the rent period beginning from 2 Jun 2022. Your first payment must be made by cash or cheque as your GIRO payments may start from the first day of the following month.

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CONTENTS PAGE

SCHEDULE 1 DETAILS OF LEASE    2
SCHEDULE 2 SPECIAL COVENANTS    5
SCHEDULE 3 BUILDING COVENANTS    8
SCHEDULE 4 STATEMENT OF ACCOUNTS    9
STANDARD COVENANTS    12
1INTERPRETATION    12
1.1Definitions    12
1.2General rules of interpretation    15
2GRANT OF LEASE    15
2.1Lease    15
2.2Permitted Use    16
2.3Head Landlord’s and Authorities’ approvals    16
2.4Compliance regulations    16
2.5Rights and exceptions    17
3TAKING POSSESSION    17
4YOUR OBLIGATIONS / INVOLVEMENT    18
4.1General obligations relating to payments    18
4.1.1Gross Rent and other payments    18
4.1.2Rent-free Period (if any)    18
4.1.3Interest    18
4.1.4Utilities    18
4.1.5Electricity supply    18
4.1.6Taxes    19
4.1.7Additional Property Tax    19
4.1.8Security Deposit    19
4.1.9Car-park passes    20
4.1.10Insurance during the Lease    20
4.1.11Not to affect our insurance    21
4.2General obligations during the Lease    21
4.2.1Tenant’s Works    21
4.2.2Tenant’s Works Deposit    21
4.2.3Insurance while carrying out Tenant’s Works    22
4.2.4Maintain and repair    22
4.2.5Permitting us to inspect the Premises and carry out repairs    22
4.3General Obligations Relating to Moving out of the Premises    23
4.3.1Moving out of the Premises    23
4.3.2Holding over    23
4.3.3Viewing    24
4.4Other terms    24
4.4.1Assigning and subletting    24
4.4.2No lodging of caveat, registering this Lease or subdividing the Building    24
4.4.3Keeping to the Law    24
4.4.4Head Lease    25
4.4.5Tenants’ Guide    25
4.4.6Confidentiality of information    25
4.4.7Indemnity by you    25

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5OUR OBLIGATIONS / INVOLVEMENT    25
5.1Quiet enjoyment    25
5.2Property Tax    26
5.3Managing the Building    26
5.4No claim against us    26
5.5Limits to trustee’s liability    27
6OUR GENERAL RIGHTS AND REMEDIES    27
6.1Cost and expenses    27
6.2Set-off and forfeiture of deposits    27
6.3Remedial measures    28
6.4Re-entry    28
6.5Removing your property    29
6.6Government takeover under the Land Acquisition Act (Chapter 152)    29
6.7We may transfer this Lease    29
7OTHER TERMS    29
7.1Notices    29
7.2Process of serving documents in line with the Law    30
7.3No waiver    30
7.4Entire Agreement    30
7.5Severability    30
7.6Governing Law and jurisdiction    30
7.7Contracts (Rights of Third Parties) Act (Chapter 53B)    31
7.8Electronic Signatures    31
8SUPPRESSION OF CORRUPT PRACTICE    31
SCHEDULE 5 PLAN OF THE PREMISES    32
SCHEDULE 6 DECLARATION FORM    34
SCHEDULE 7 JTC SUBLETTING APPLICATION DOCUMENTS    36

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STANDARD COVENANTS
1INTERPRETATION
1.1Definitions

In this Lease, the following terms have the meanings as set out below.

1.1.1‘Additional Property Tax’ means the increase in property tax relating to the Premises for the Rent-free Period (if any) and the Term, due to:

(a)an increase in the annual value (as defined in the Property Tax Act (Chapter 254)) in respect of the Premises which is more than the yearly Net Rent; or

(b)an increase in the rate of property tax in respect of the Premises which is more than the rate of property tax that applies on the Possession Date.

1.1.2‘Capitaland Business Park & Industrial Tenant Portal’ means the tenant service portal which you can access at http://bpi-tenant.capitaland.com or such other website address we may give you.

1.1.3‘Authorities’ means all relevant government bodies, statutory bodies and other authorities.

1.1.4‘Building’ means the land and the buildings which the Premises form part of (including car-parks, service, loading and any other areas for the use and enjoyment of the building, whether or not these are within the structure of the building).

1.1.5‘Building Covenants’ means any terms, covenants and conditions as set out in schedule 3 which are specific to the Building.

1.1.6‘Car-park Charges’ means the charges you must pay to use the car-parks at the Building.

1.1.7‘Circumstances Beyond Our Control’ means any circumstances we have no control over, and which directly or indirectly prevent or delay us from carrying out our obligations under this Lease, including natural disasters, flooding, haze, national emergency, war, insurgency, labour disputes, civil commotion or riots.

1.1.8‘Common Area’ means the parts of the Building (whether or not within the structure of the Building) which (a) are for shared use by us, you, other tenants and occupiers of the Building, and anyone who is properly authorised to use those areas, and (b) would be considered as ‘common areas’ or ‘common parts’ of the Building for shared use, enjoyment or benefit if the Building had been subdivided and registered under the Land Titles (Strata) Act (Chapter 158). Common Area does not include areas which are inside the Premises or which serve the Premises only.

1.1.9‘Conducting Media’ means any drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains in, on or under the Building, including any that are installed in the future.

1.1.10‘Electricity Charges’ means the charges for electricity as used at the Premises.

1.1.11‘Electricity Supply Deposit’ means the electricity-supply deposit amount, being an amount equal to 1.5 times the expected monthly Electricity Charges, which we will estimate and notify you from time to time. The initial amount of the Electricity Supply Deposit is set out in schedule 1.

1.1.12‘Fire-safety Approval’ means the approval (including fire-safety certificates or notices of approval) issued by the Singapore Civil Defence Force under the Fire Safety Act (Chapter 109A) or such other authority.

1.1.13‘Fitting Out Rent-free Period’ means the period where the Tenant’s Works relating to the fitting out of the Premises are carried out as set out in schedule 1.

1.1.14‘Floor Area’ means the floor area of the Premises set out in schedule 1.

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1.1.15‘Gross Rent’ means the Net Rent and the Service Charge as set out in schedule 1.
1.1.16‘Gross Rent Rate’ means the Gross Rent per square metre for each month under the Term as set out in schedule 1.
1.1.17‘Head Landlord’ means the landlord under the Head Lease (whether immediate or not).
1.1.18‘Head Lease’ means the lease under which we hold our interest in the Building and includes any superior lease (that is, a lease under which our landlord or any other landlord above holds its interest in the Building) and all documents that apply to it.
1.1.19‘Infectious Disease’ means the diseases defined in the Infectious Diseases Act (Chapter 137).
1.1.20‘Interest’ means interest at the rate of 10% per year calculated on a daily basis and based on the actual number of days in the year (both before and after any judgment), or any other rate as we may notify from time to time.
1.1.21‘JTC’ means the Jurong Town Corporation.
1.1.22‘Law’ includes any present or future laws (including regulations, codes and guidelines) by statute, common law and/or equity.
1.1.23‘Lease’ means this lease of the Premises between you and us, made up of (i) the Standard Covenants, (ii) the Tenants’ Guide, and (iii) all schedules (including the Special Covenants and Building Covenants), attachments, appendices, annexes and side letters to each of such documents mentioned.
1.1.24'Losses’ means damages, compensation, losses, costs and expenses, claims, notices and proceedings, of any nature, including, where the context allows, any costs and expenses of making good any losses or damage.
1.1.25‘Net Rent’ means the rent (not including Service Charge and other amounts due) for each month of the Term calculated at the monthly Net Rent Rate on the Floor Area, as set out in schedule 1.
1.1.26‘Net Rent Rate’ means the Net Rent per square metre for each month of the Term as set out in schedule 1.
1.1.27‘Original Condition’ means the original state and condition of the Premises on the date you first took possession of the Premises under this Lease as shown in the plans and drawings we have given or will give you, but not including the Tenant’s Works or any works that previous tenants have carried out.
1.1.28‘Our Authorised People’ means our employees, agents, independent consultants or contractors, people we allow to be in the Building or Park, visitors, licensees and other people under our control, or who we are responsible for or who claim rights under this Lease through, under or in trust for us.
1.1.29‘Park’ means (where it applies), the science, business or industrial park or such wider area or vicinity where the Building is located.
1.1.30‘Payment Date’ means the first day of a month or such relevant date as we may notify you in our invoice to make any payment as required under this Lease.
1.1.31‘Permitted Use’ means the use allowed for the Premises as set out in schedule 1 and approved by the Head Landlord and the Authorities.
1.1.32‘Possession Date’ means the possession date (if this applies) as set out in schedule 1 or any other date we may notify you.
1.1.33‘Premises’ means the part or parts of the Building which will be leased to you as set out in schedule 1, including improvements and additions made to the Premises, and the fixtures and fittings (whether they belong to you or us) in the Premises, but not including (i) structural parts located outside the Premises, (ii) the loadbearing framework, (iii) the roof, (iv) foundations, (v) joists (that is, a long, thick piece of wood, metal, or concrete, used in buildings to support a floor or ceiling), (vi) Conducting Media which serve only spaces other than the Premises that you do not access, (vii) our machinery and plant which are in the Premises but which serve only other spaces besides the Premises that you do not access, (ix) the faces of boundary walls that are

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outside the Premises; and (x) the faces of external walls outside the Premises (unless these are glass walls).

1.1.34‘Reinstatement Works’ means the reinstatement works to restore the Premises to their Original Condition (except for fair wear and tear) in line with the Tenants' Guide, Law and any other requirements that we may have.

1.1.35‘Rent-free Period’ means the Fitting Out Rent-free Period and the Term Rent-free Period.

1.1.36‘Security Deposit’ means the security deposit amount as set out in schedule 1.

1.1.37‘Service Charge’ means the charge for your share of the Total Outgoings as we may decide for each month calculated at the Service Charge Rate on the Floor Area as set out in schedule 1.

1.1.38‘Service Charge Rate’ means the Service Charge per square metre for each month as set out in schedule 1.

1.1.39‘Side Letters’ means further terms, covenants and conditions to this Lease made between you and us at any time to add to, amend or vary this Lease.

1.1.40‘Special Covenants’ means such further terms, covenants and conditions as set out in schedule 2 as commercially agreed to vary or add to the Lease.

1.1.41‘Standard Covenants’ means these standard terms, covenants and conditions.

1.1.42‘Start Date’ means the date on which the Term begins as set out in schedule 1.

1.1.43‘Taxes’ means any goods and services tax, duty or charge which may be imposed at any time by the Authorities.

1.1.44‘Tenants’ Guide’ means the further standard terms, covenants and conditions relating to safety or actions in the Building or Premises, or the use, maintenance, renovation or management of the Building or Premises.

1.1.45‘Tenant’s Works’ means any fitting-out work or any other renovation, alterations, additions, interior layout work, interior design, installations, internal fittings, wiring, plumbing, reinstatement or other work you carry out to the Premises.

1.1.46‘Tenant’s Works Deposit’ means the deposit you must pay for the Tenant’s Works (if any) as required under this Lease, and which we may collect from you from time to time to cover any Tenant's Works. The initial amount of the Tenant’s Works Deposit is set out in schedule 1.

1.1.47‘Term’ means the term of this Lease as set out in schedule 1.

1.1.48‘Term Rent-free Period’ means the rent-free period during the Term (if any) as set out in schedule 1.

1.1.49‘Total Outgoings’ means all outgoings, costs and expenses (including capital expenditure and loss in value over time) which we have to pay for providing, controlling, managing, maintaining and replacing any services or parts of the Building (including fixtures and fittings).

1.1.50‘Utilities’ means electricity, water, sewerage, tele-communications and, if it applies, gas, air conditioning and chilled water.

1.1.51‘Utilities Charges’ means the charges for the Utilities as used at the Premises.

1.1.52‘We’, ‘us’, or ‘our’ (whether capitalised or not) means us as the landlord as set out in schedule 1 and includes our successors (a person who takes over our rights and obligations) and assigns (a person who takes over our rights).

1.1.53‘You’, or ‘your’ (whether capitalised or not) means you as the tenant as set out in schedule 1 and includes your successors (a person who takes over your rights and obligations) and assigns (a person who takes over your rights, only after we have approved the transfer).

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1.1.54‘Your Authorised People’ means your employees, agents, independent contractors, people you allow to be in the Premises, visitors, licensees, anyone under your control, and anyone you are responsible for or who claims rights under this Lease through, under or in trust for you.

1.2General rules of interpretation

The following rules apply when interpreting this Lease, unless the context requires otherwise.

1.2.1While we have made efforts to express this Lease in plain English, any wording used may not be completely sufficient to describe its meaning, and you must read all words in line with their usual legal meaning.

1.2.2Headings are for convenience only and must not be used to limit or interpret any covenant, condition or clause.

1.2.3Any reference to the singular includes the plural, and vice versa.

1.2.4Any reference to a person or people includes any individual or any corporate entity.

1.2.5Any reference to the whole includes all or any part of the same.

1.2.6Each word or term does not limit the effect of another word or term.

1.2.7Any reference to ‘including’, ‘include’ or ‘includes’ means including without limitation or affecting the generality of any description, definition, term or phrase coming before that word.

1.2.8Any reference to ‘responsible’ means, where the context allows, being liable for any Losses.

1.2.9You must, unless set out otherwise, pay all fees, charges, costs and expenses arising out of or relating to any obligations you have under this Lease, including if it applies, Interest, on any outstanding payments you owe and any fees or expenses due to the relevant Authorities. We can claim these payments as if they are rent arrears and may deduct such payments from any deposits you have paid under this Lease. You may not withhold or delay any payment, and you must pay all amounts you owe under this Lease even if this Lease has come to an end.

1.2.10You must, at your own cost and expense, keep to (and make sure that each of Your Authorised People keep to) every obligation you have and restriction that applies under this Lease. If this Lease states that you will not have any claim against us for any Losses, Your Authorised People will also not have any claim against us for such Losses.

1.2.11If, under this Lease, you need our permission or approval for any action, you must get this in writing from us before taking that action. We will decide if, and on what terms, to give or withhold permission or approval. Even if we give our permission or approval, you will remain responsible for these permitted or approved matters or actions. This clause 1.2.11 also applies if the Head Landlord or any of the Authorities require any permission or approval. In addition, any right given to us under this Lease is also given to the Head Landlord and any Authorities and any person authorised by us, the Head Landlord and the Authorities.

1.2.12If we carry out any action or exercise any right or remedy under any clause in this Lease, this will not affect our other rights or remedies under that clause or the rest of this Lease.

1.2.13Each schedule of, attachment, appendix and annexure to this Lease forms part of this Lease. If there are any inconsistencies between the different parts of this Lease, priority will be given in the following order from first to last: (1) Side Letters (if any), (2) Special Covenants, (3) Building Covenants, (4) Standard Covenants, and (5) Tenants’ Guide.

2GRANT OF LEASE

2.1Lease

We agree to lease the Premises to you for the Term in return for you paying the Gross Rent and keeping to the terms, covenants and conditions as set out in this Lease (including the Special Covenants, Building Covenants and the Tenants’ Guide).

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2.2Permitted Use

2.2.1You must use the Premises only for the Permitted Use. If you want to change the Permitted Use, you must first get approval from us and the Authorities. You must also get, maintain and keep to all necessary approvals which you need by Law to carry out your business at the Premises. To avoid any doubt, you must also carry out your own checks on the Premises as we will not be responsible for making sure the Premises are suitable for the Permitted Use.

2.2.2If the Premises are a property where the Urban Redevelopment Authority’s 60:40 rules apply, you must make sure that at least 60% of the Floor Area is used for industrial activity, and no more than 40% of the Floor Area is used for such ancillary (that is, supporting) purposes to the Permitted Use as we, the Urban Redevelopment Authority or any other relevant Authority may approve. You must also provide us with the filled-in and signed declaration form as set out in schedule 6 upon signing this Lease. If you fail to do so, we may give you two weeks’ notice to submit such form. If you have still not provided the filled-in and signed declaration form by the end of the two weeks’ notice, we may immediately end this Lease and, if you have taken possession of the Premises, you must carry out the Reinstatement Works to keep to clause 4.3.1. You will forfeit (that is, give up the right to claim) any money or deposits you have paid to us under this Lease, you must pay us any costs and expenses we have to pay, and you will not have any claim against us for any Losses which you may suffer due to us ending this Lease.

2.3Head Landlord’s and Authorities’ approvals

2.3.1If the Premises are a property under the control of JTC, you must:

(a)first get the relevant approvals (including any anchor tenant approval) from JTC and the Authorities to use the Premises before we give the lease of the Premises to you; and

(b)give us any relevant information and documents we ask for, including the items set out in schedule 7, at least 14 days before the Possession Date or Start Date, whichever is earlier. To avoid any doubt, you must pay any costs that apply, including any subletting fees or other fees we must pay or have paid to the Head Landlord or Authorities. You must also pay any fees and other charges charged by the Head Landlord or Authorities for not meeting this condition due to your delay or failure to give us any relevant information or documents.

2.3.2If you do not have all the approvals as required under clause 2.3.1, we may give you notice that this Lease will be considered as null and void (that is, in a state as if this Lease never existed), except that you must reinstate the Premises in line with this Lease and you must pay all Gross Rent, Utilities Charges and other charges due from the Possession Date or Start Date, whichever is earlier, until the day you return the Premises to us (both dates included). You will not have any claim against us for any losses you suffer due to this Lease being considered as null and void. Within 30 days after we have confirmed that there are no outstanding obligations under this Lease, and as long as you did not cause such failure to get such approvals, we will refund:

(a)all deposits you have paid (without Interest and after deducting necessary amounts if you have not kept to any other terms of this Lease or for damage you have caused to the Premises or the Building); and

(b)all legal fees and stamp duties you have paid if they have not been charged by our lawyers or the Authorities.

2.4Compliance regulations

You must keep to, and make sure that each of Your Authorised People keep to, the relevant anti-money- laundering, anti-bribery, anti-corruption, and anti-financing of terrorism Laws and/or our policies. If you fail to do so, we may give you notice upon which this Lease will be considered as null and void (that is, as if this Lease had never existed), except that you must still (i) reinstate the Premises in line with this Lease, (ii) pay all Gross Rent, Utilities and other charges due from the Possession Date or Start Date, whichever is earlier, until the day you return the Premises to us (both dates included), and all other Losses which we may suffer arising out of or relating to you not keeping to this clause 2.4, including the loss of Gross Rent which we could have collected for the Term and the Rent-free Period (if any), and any costs and expenses of re-letting or trying to re-let the Premises. We will also not refund any deposits or money you have paid to us, and you will not have any claim against us for any Losses which you may suffer due to this Lease being considered as null and void (that is, as

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if this Lease had never existed).

2.5Rights and exceptions

2.5.1The Premises are leased to you with:

(a)the right to use the Common Area to pass to and from the Premises; and

(b)the right to use the designated toilet facilities, lifts, staircases and driveways in the Common Area.

2.5.2Under this Lease, we have:

(a)the right to free and uninterrupted passage and running of Utilities and other services through the Conducting Media in the Premises;

(b)the right to enter the Premises as allowed under this Lease, except that we will use reasonable efforts to minimise any disturbance to you;

(c)the right of light, air, support, shelter, easements (that is, a right enjoyed by one person over another’s land for a specific purpose such as a right of way) and all other rights belonging to or enjoyed by other parts of the Building;

(d)the right to put up scaffolding for carrying out repairs, renovations, alterations, additions, cleaning, painting or other work to the Building, and to build on, alter, rebuild, develop or use the land next to the Building or in the Park, even if (i) access to, use or enjoyment of the Premises may be temporarily restricted, (ii) any light and air coming into the Premises is affected or (iii) any nuisance, damage, or inconvenience is caused to you or any of your occupiers, except that we will use reasonable efforts to minimise any disturbance to you; and

(e)the right to carry out any power shutdown in the Building as may be required by us or the Authorities, by providing notice to you (except in cases of emergency), and without us having to provide any emergency power or back-up supply of electricity, except that we will use reasonable efforts to minimise any disturbance to you.

2.5.3Any person you authorise to use or enjoy the Premises in line with this Lease will also have the rights under clause 2.5.1, and (i) we, (ii) the Head Landlord, and (iii) any person authorised by us or the Head Landlord will also have the rights under clause 2.5.2.

3TAKING POSSESSION

3.1You will take possession of the Premises on the Possession Date. If you delay taking possession of the Premises, we will not postpone the Fitting Out Works Rent-free Period (if any) and/or the Term.

3.2You agree to take the Premises on an ‘as is, where is’ basis and not to object to the state and condition of the Premises (including the structural, mechanical and electrical specifications) on the date you first take possession of the Premises.

3.3You agree that the Floor Area of the Premises are as set out in schedule 1. If we appoint a surveyor registered under the Land Surveyors Act (Chapter 156) to survey the Floor Area, the surveyor’s findings will be final and binding (unless there is a clear and obvious mistake), and the Gross Rent, Service Charge and other payments due under this Lease (including the Security Deposit) will be adjusted as a result of any difference in floor area of more than 3%.

3.4You must not load any part of the floors of the Building with more than the weight set out in schedule 1 or such other weight limit as we may notify.

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4YOUR OBLIGATIONS / INVOLVEMENT

4.1General obligations relating to payments

4.1.1Gross Rent and other payments

4.1.1.1Upon signing this Lease, you must pay the Gross Rent for the period of one month from the Start Date. The Gross Rent for any period less than one month will be pro-rated (based on the actual number of days in that month). You must then pay us monthly in advance on each Payment Date the:

(a)Net Rent, calculated at the Net Rent Rate on the Floor Area; and

(b)Service Charge, calculated at the Service Charge Rate on the Floor Area.

4.1.1.2You must pay us all amounts due under this Lease promptly when they are due on the Payment Date (except that you must pay the amounts in the statement of accounts set out in schedule 4 upon signing this Lease), without us having to ask or remind you, and without making any withholding, deduction, set-off or counterclaim.

4.1.1.3Other than the first initial payment as set out under schedule 4, you must make all payments by standing order automated electronic payment (GIRO) to our account or in any other way we notify you.

4.1.1.4We may increase the Service Charge if there is any increase in the Total Outgoings. If we do so, we will notify you of the amount and effective date of increase in the Service Charge (per square metre). Such notice will be final and binding (unless there is a clear and obvious mistake) and you must pay the increased Service Charge from the date of the increase as set out in our notice until the end of the Term.

4.1.1.5You must not use the Common Area or any space outside the Premises in connection with your Permitted Use. If we agree to your use of any part of the Common Area or any space outside the Premises in connection with your Permitted Use, we may set charges and terms for this, and may ask you to sign a separate agreement relating to that space.

4.1.2Rent-free Period (if any)

As a show of goodwill, we will grant you the Rent-free Period (if any). During any Rent-free Period, you do not have to pay the Gross Rent but you must continue to comply with all other terms of the Lease. However, if you carry out your business during any Rent-free Period, we may collect Service Charge from you from the date your business is started. In addition, if this Lease is brought to an end early, you must pay us the Gross Rent for the entire Rent-free Period immediately when we notify you.

4.1.3Interest

If you fail to pay the Gross Rent or any other amounts due to us under this Lease on the due date (for any reason, and whether or not we send you a formal notice), you must pay us when we notify you Interest on the amount you owe from the date the amount is due (or if we have to pay costs for any work or measures we have carried out on your behalf, from the date we pay for those costs) until the date you pay the amount that is due.

4.1.4Utilities

You must pay us (or the relevant supplier if this applies) the Utilities Charges for the Utilities supplied to the Premises during the Rent-free Period (if any) and the Term of this Lease. The Utilities Charges will be calculated at the rate we notify you in our invoice and you must pay us such Utilities Charges on the Payment Date. The amount as set out in our invoice will be final and binding (unless there is a clear and obvious mistake).

4.1.5Electricity supply

4.1.5.1If we do not arrange for the supply of electricity to the Premises, you must make arrangements with a supplier or retailer, as the case may be, for supplying electricity to the Premises. You must also:

(a)first get our approval of the supplier or retailer before you arrange for them to supply electricity to the Premises; and

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(b)pay all charges directly to the supplier or retailer (including any connection charges or deposit) for supplying electricity to the Premises.

4.1.5.2If we arrange for the supply of electricity to the Premises by bulk or block purchase or otherwise, you must pay us:

(a)Electricity Charges for electricity supplied to the Premises each month. The Electricity Charges will be calculated at the rate we notify you in an invoice;

(b)all other charges relating to supplying electricity to the Premises (including connection and administrative charges) as we notify you in an invoice; and

(c)the Electricity Supply Deposit. We will notify you of the amount of the Electricity Supply Deposit that you must pay from time to time during the Term. If the Electricity Supply Deposit you have paid to us is less than the amount we have told you to pay, you must pay the difference to us. We will keep the Electricity Supply Deposit for the whole of the Term and we may use all or part of it to indemnify us (that is, to pay all our losses in full without dispute or claim that we should have minimised such losses) against you failing to keep to clauses 4.1.5.2(a) and 4.1.5.2(b) above. We will refund the Electricity Supply Deposit without interest and after making any deductions that are allowed under this Lease, within 30 days after we have confirmed that there are no outstanding obligations under this Lease, including that you have paid all amounts that you owe us. To avoid any doubt, such refund will not affect any other rights we may have if we find you still owe us money or have not kept to the terms of this Lease after we return the Electricity Supply Deposit to you.

4.1.5.3The amount as set out in our invoices in clause 4.1.5.2 above will be final and binding (unless there is a clear and obvious mistake) and you must pay such amounts to us on the Payment Date. If there are any clear and obvious mistakes in the amounts as set out in our invoices, we will notify you and you must pay the difference on the Payment Date from the date of such notice. Any retailer or supplier we appoint to provide electricity to the Premises will also have the same rights as us under this clause 4.1.5.

4.1.5.4If we make or intend to make a bulk or block purchase to supply electricity to the whole Building or the Park, you will be considered to have given your permission for the purchase. You must also, if we ask you to, sign an authorisation in such format as we may inform. If we decide to change the retailer or supplier during the Term, we may transfer the Electricity Supply Deposit at any time to any supplier or retailer.

4.1.6Taxes

Without affecting our obligations under clause 5.2, you must pay us immediately when we notify you any Taxes charged on the amounts you must pay under this Lease.

4.1.7Additional Property Tax

Once you have signed this Lease, you must pay us any Additional Property Tax that we notify you is due for the Premises, the Rent-free Period (if any) and the Term of this Lease. We will decide whether to object to or appeal against any assessment of annual value or any property tax that is charged on the Premises.

4.1.8Security Deposit

4.1.8.1Upon signing this Lease , you must pay and maintain with us the Security Deposit during the Term, as security for you keeping to the terms of this Lease and to indemnify us (that is, to pay all our losses in full without dispute or claim that we should have minimised such losses) against any Losses we may suffer against you or any of Your Authorised People in relation to any matter arising out of or relating to the Premises or this Lease, including any amount you owe us during any holdover period or future lease of the Premises.

4.1.8.2If you do not keep to the terms of this Lease, we may use the Security Deposit to make good to our satisfaction any losses we have suffered, and you must pay us an amount equal to the amount of the Security Deposit we use, within seven days of us notifying you.

4.1.8.3If the Gross Rent is increased under this Lease, the Security Deposit will also be increased and you must pay the increased amount to us on the date we notify you.

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4.1.8.4You must not set off (that is, treat it as payment of) any part of the Security Deposit against any Gross Rent or other amounts you owe us.

4.1.8.5We will refund the Security Deposit to you, without interest and after making any deductions that are allowed under this Lease, within 30 days after we have confirmed that there are no outstanding obligations under this Lease, including that you have paid all amounts that you owe us. To avoid any doubt, such refund will not affect any other rights we may have if we find you still owe us money or have not kept to the terms of this Lease after we return the Security Deposit to you.

4.1.9Car-park passes

4.1.9.1As a show of goodwill, we will provide car-park passes, as set out in schedule 1, as long as:

(a)you pay the Car-park Charges at such rates that apply from time to time and as we notify you in our invoice. Such amount as set out in the invoice will be final and binding (unless there is a clear and obvious mistake), and you must pay us such Car-park Charges on the Payment Date;

(b)you keep to all relevant Laws;

(c)our policies that apply from time to time allow for our provision of car-park passes to you; and

(d)we have passes available.

4.1.9.2If required by Law or under our policies, we may give you notice at any time to change or cancel the number of car-park passes we allocate to you or to revise our Car-park Charges.

4.1.10Insurance during the Lease

4.1.10.1From the Possession Date or Start Date, whichever is earlier, until the end of the Term or any period of holding over (as described in clause 4.3.2), including while the Tenant’s Works are being carried out, you must arrange and maintain the following insurance policies:

(a)an insurance policy in your name:

(i)covering you against all risks of theft, physical loss or damage (including risks of fire) in respect of your property (including personal property), goods and stock-in-trade (including all plate glass and tempered glass, glass frontage and plant and machinery, if any) in the Premises;

(ii)up to the full replacement value of your property, goods and stock-in-trade in the Premises; and

(iii)which includes a waiver of subrogation clause (that is, a clause which disallows the insurer from stepping into the insured party’s shoes and making a claim against us to recover any money that the insurer has had to pay).

(b)a public liability insurance policy in your name, with us named as an insured party:

(i)protecting against claims arising out of or relating to your operations or anything that you, or Your Authorised People have done in or from the Premises or assumed under this Lease, which will be extended to include any of the insured parties' legal liability for loss of or damage to the Premises (including all fixtures and fittings) and all of our property;

(ii)for at least the amount set out in schedule 1 or any higher amount as we may require; and

(iii)which includes a cross-liability clause (that is, a clause which allows an insured party from claiming against another insured party if they are both covered by the same insurance policy).

4.1.10.2You must take out the insurance policies with a reputable insurance company as we may approve.

4.1.10.3If we request, you must give us copies of the insurance policies and the receipt for the last premiums you have paid for the policies. We will not be considered to have approved the insurance policies just because we have

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seen copies of your insurance policies and you will remain responsible for your obligations under this Lease, including having to take out the necessary insurance policies as required under this clause 4.1.10.

4.1.11Not to affect our insurance

You must not do anything that makes any of the insurance policies void or voidable (that is, in a state as if the insurance policies never existed or potentially never existed), invalid or cancelled, or leads to an increase in the premium for the insurance policies. If you fail to keep to this clause 4.1.11, you must not claim against us for any claim which is actually covered or which would have been covered had you maintained the insurance policies. You must also make good any damage or losses we suffer, including paying any increased premium, costs and expenses for restoring or renewing the insurance policies.

4.2General obligations during the Lease

4.2.1Tenant’s Works

4.2.1.1You must get our approval before carrying out any Tenant’s Works. If we give our approval, you must carry out and complete the Tenant’s Works in line with the Lease, including the Tenants' Guide and any of our other requirements in respect of such Tenant’s Works.

4.2.1.2You must get and maintain all necessary approvals that are required by Law (including the Fire-safety Approval, if it applies) for carrying out the Tenant’s Works.

4.2.2Tenant’s Works Deposit

4.2.2.1If we ask you to, you must pay us a Tenant’s Works Deposit for carrying out any Tenant’s Works. You must do this by the date we notify you. You must pay to us, the initial Tenant’s Works Deposit, as set out in Schedule 1, upon signing this Lease.

4.2.2.2The Tenant’s Works Deposit is security to make sure that you:

(a)comply with clause 4.2.1; and

(b)make good, to our satisfaction, any damage to the Premises, Building and Park resulting from the Tenant’s Works.

4.2.2.3If you do not comply with clause 4.2.2.2, we may carry out the necessary works and use the Tenant’s Works Deposit to pay the costs and expenses of that work. If the Tenant’s Works Deposit is not enough to cover the cost of the work, you must pay us immediately, when we notify you, the difference between the costs and expenses of the work and the Tenant’s Works Deposit.

4.2.2.4You must give us (i) the relevant plans, (ii) appropriate architect, engineer, qualified person or consultant certificates to confirm that the work has been carried out to the necessary standards, and (iii) the Fire Safety Approval, before you start operations at the Premises. If you fail to do this, you will forfeit (that is, give up the right to claim) the Tenant’s Works Deposit. This will not affect any of our rights or remedies against you, including our right to charge you for any penalty fees imposed by the Authorities and our right to terminate this Lease for such breach.

4.2.2.5We will refund the Tenant’s Works Deposit to you, without interest, within 30 days after:

(a)the Tenant’s Works have been completed in accordance with this Lease, including that you have submitted the relevant plans, certificates and Fire Safety Approval required in accordance with clause 4.2.2.4;
(b)you have complied with all our requirements in respect of the Tenant’s Works;
(c)you have made good any damage to the Premises, Building and Park, to our satisfaction; and
(d)we have deducted any amounts owing under clause 4.2.2.3.
To avoid any doubt, such refund will not affect any other rights we may have if we find you still owe us money or have not kept to the terms of this Lease after we return the Tenant’s Works Deposit to you.

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4.2.3Insurance while carrying out Tenant’s Works

4.2.3.1Before starting any Tenant’s Works, you must take out and maintain (i) an all-risks policy and (ii) a comprehensive public liability insurance policy against claims for personal injury, death or property damage or Losses arising out of or relating to the Tenant’s Works. Each insurance policy must provide coverage of at least S$2,000,000.00 (or such higher amount we tell you) for any one occurrence and it must be effective for the entire period of the Tenant’s Works.

4.2.3.2You must take out and maintain such insurance policies mentioned in clause 4.2.3.1 in the joint names of us and your contractors as co-insured parties for our and their respective rights and interests. You must use a reputable insurance company, and such insurance policies must each include a cross-liability clause (that is, a clause which allows an insured party from claiming against another insured party if they are both covered by the same insurance policy).

4.2.3.3You must give us copies of such insurance policies mentioned in clause 4.2.3.1 if we ask for one. However, giving us such copies will not be considered to be constructive notice of any terms of such insurance policies nor, and will not in any way reduce or affect your obligations under this Lease, including clause 4.2.3.

4.2.4Maintain and repair

4.2.4.1You must:

(a)keep the Premises in a clean and tidy condition to keep to what we require under this Lease (including the Tenants’ Guide);

(b)keep the Premises (including all fixtures and fittings, mechanical and electrical equipment and Conducting Media in and serving the Premises, whether these belong to you or us) in good and tenantable repair and condition (that is, in a state and condition safe and suitable for use and in which you have carried out all necessary repairs for), except for fair wear and tear; and

(c)immediately make good, to our satisfaction, any damage you cause to the Premises (including our fixtures and fittings in them), or to any other part of the Building or Park.

4.2.5Permitting us to inspect the Premises and carry out repairs

You must allow us and Our Authorised People to enter the Premises with advance notice (except in cases of emergency) and at no cost to us, so that we may:

(a)check if you are keeping to the terms of this Lease;

(b)carry out spot checks and inspect the condition of the Premises;

(c)take a schedule of fixtures and fittings;

(d)investigate the cause of any interference or disturbance to other tenants and occupants;

(e)gain access to parts of the Building, mechanical and electrical equipment and/or Conducting Media (or both) which can only be accessed through or in the Premises;

(f)carry out any work relating to the mechanical and electrical equipment or Conducting Media and to install extra mechanical and electrical equipment or Conducting Media or to repair or replace any fixtures or fittings which belong to us;

(g)enforce any right or to meet any obligation we have under this Lease or the Head Lease or any obligation we have to any third party who has legal rights over the Premises, the Building or Park or whose Conducting Media passes through the Premises;

(h)build, alter, repair or maintain the Premises, the Building or Park (including cleaning the windows on the outside of the Building or anything serving the rest of the Building and Park as well as anything running through the Premises); and

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(i)carry out any work which we need or want to carry out to any part of the Building or Park (including the services and facilities in it), including the right to build onto any boundary wall of the Premises.

4.2.5.1If we find that you have not kept to all the terms of this Lease, you must carry out the necessary work promptly and within the time period as set out in the notice we give you and to our satisfaction.

4.2.5.2If you do not carry out and complete the necessary work in time, we may enter the Premises to do the necessary work, and you must pay the costs and expenses for any such work. You must also, if we notify you to, do the following:

(a)remove your installations, machinery, partitions or any other item so that we can carry out the work. If you fail to do this, we may remove them and you will have to pay the costs and expenses immediately when we notify you. You will not have any claim against us for any Losses you suffer due to us removing these items; and

(b)stop your activities to the extent and during the hours as set out in the notice we give you so we can carry out the work (including any investigations relating to the work).

4.2.5.3While we will use reasonable efforts to minimise any disturbance to your business operations at the Premises, we will not be responsible to you for any Losses you suffer or inconvenience caused while we are inspecting the Premises or carrying out such works or repairs under this clause 4.2.5.

4.3General Obligations Relating to Moving out of the Premises

4.3.1Moving out of the Premises

4.3.1.1When this Lease ends, you must have completed the Reinstatement Works in line with this Lease (including the Tenants’ Guide), and return the Premises and all keys (including mailbox keys) to us.

4.3.1.2If you fail to keep to clause 4.3.1.1, we may carry out the Reinstatement Works. If we do this, you must pay us immediately:

(a)all our costs and expenses, and

(b)an amount equal to double the amount of Gross Rent due for the period it takes us to carry out and complete the Reinstatement Works.

4.3.1.3If we agree that you do not need to carry out the Reinstatement Works, we may require you to pay a reinstatement amount, which we will estimate based on the costs and expenses that we may need to pay to carry out and complete the Reinstatement Works. After making this payment, you will be considered to have transferred all such fixtures and fittings to us and we may remove, dispose or deal with them as we see fit, and you may not claim for any money left over after our removing, disposing or dealing with such fixtures and fittings.

4.3.1.4Any invoice we give you of the amounts you must pay to us under clauses 4.3.1.2 and 4.3.1.3 above is final and binding (unless there is a clear and obvious mistake) and you must pay us such amounts on the Payment Date.

4.3.2Holding over

If you do not provide us with vacant possession of the Premises when this Lease ends or continue to occupy the Premises after this Lease ends, you will be considered to be holding over and must pay us an amount equal to double the amount of Gross Rent or the market rent for the Premises that is current at that time as we may inform you (whichever is higher) for every day of the holding-over period, within seven days of our notice to you. Such holding over will not be considered as a renewal of this Lease. This clause 4.3.2 will not be affected by, and will survive, the Term coming to an end or this Lease being brought to an end early.

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4.3.3Viewing

During the six months before the end of this Lease, you must, if we give you notice, allow us, our agents and anyone else we authorise to view the Premises for the purpose of re-letting them.

4.4Other terms

4.4.1Assigning and subletting

4.4.1.1You must not novate (that is, transfer all or some of your rights and obligations), assign (that is, transfer all or some of your rights), sublet, license, part with or share possession or occupation, mortgage or create a charge over, or grant anyone else any rights in respect of, this Lease or the Premises without our approval.

4.4.1.2If you are a company, and there is a change in your management control or majority shareholders and you did not get our approval before making the change, this will be considered as an assignment of this Lease. For the purposes of this clause 4.4.1.2, ’majority shareholder’ means a person who:

(a)controls the structure of your board of directors;
(b)controls more than 50% of your issued share capital; or
(c)controls more than 50% of your voting power.

4.4.1.3Without affecting clause 4.4.1.1, if you are a sole proprietor or a partnership made up of partners carrying out a business under a business name registered under the Business Registration Act (Chapter 32) or any other Law, and there is a change in the constitution or membership of the sole-proprietorship or partnership and you did not get our approval before making the change, this will be considered as an assignment of this Lease.

4.4.1.4If we give any approval under this clause 4.4.1, we may set any terms, including charging fees, and section 17 of the Conveyancing and Law of Property Act (Chapter 61) will not apply.

4.4.2No lodging of caveat, registering this Lease or subdividing the Building

4.4.2.1You must not (i) lodge a caveat relating to this Lease, nor (ii) register this Lease at the Singapore Land Registry and you must immediately withdraw any caveats which are lodged in spite of this clause 4.4.2.1.

4.4.2.2You must not ask us to subdivide the Building or do anything which could mean that we have to subdivide the Building.

4.4.2.3This Lease does not operate as a Lease capable of registration under the Land Titles Act (Chapter 157) or any other Law.

4.4.3Keeping to the Law

4.4.3.1You must keep to the Law and all requirements of the Authorities relating to:

(a)the Premises and using or occupying the Premises; and

(b)your obligations under this Lease.

4.4.3.2You must immediately notify us of:

(a)any notice or order you receive from any Authority in relation to the Premises or this Lease;

(b)any defect in the Premises which may cause us to have any Losses or duty; and

(c)any damage that may happen to the Premises.

4.4.3.3Without affecting clause 4.4.3.1, you must not allow the Premises to be used as a place where any person is employed in a way that is not allowed under section 57(1)(e) of the Immigration Act (Chapter 133), section 5 of the Employment of Foreign Manpower Act (Chapter 91a) or any other Law.

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4.4.4Head Lease

You must keep to the conditions (if any) that the Head Landlord sets when approving this Lease, including in particular, any conditions that relate to the Premises, Building and Park.

4.4.5Tenants’ Guide

You confirm that you have read and received a copy of the Tenants’ Guide and you agree that you must keep to the Tenants’ Guide and any other rules that we set, including paying any fees, charges, costs and expenses arising out of or relating to, or as a result of you failing to keep to your obligations under the Tenants’ Guide. You must also make sure that Your Authorised People keep to the Tenants' Guide. We may add to or vary the Tenants’ Guide at any time by making such revised Tenant’s Guide available on the Capitaland Business Park & Industrial Tenant Portal.

4.4.6Confidentiality of information

4.4.6.1In order to protect and maintain the confidentiality of this Lease and any information relating to this Lease, and to prevent any unauthorised access to such information, you must not reveal to any third party (other than your professional advisors), this Lease or any information or any correspondence relating to this Lease, unless such disclosure is required under any Law or you get our approval beforehand. If you are allowed to reveal information to any third party, you must make sure that they keep to the terms of this clause 4.4.6.1 and such other terms as we may notify you.

4.4.6.2Without affecting anything else in this Lease, if you do not keep to clause 4.4.6.1 we may withdraw any special concessions we have granted you under this Lease. This includes but is not limited to:

(a)the Rent-free period (if any), meaning that you must pay us the Gross Rent for the entire Rent-free Period;

(b)any special rental rates, meaning that you must pay us a revised gross rent for the entire Term based on the market rent that applies at that time; and

(c)all other special concessions we grant to you.

4.4.6.3This clause 4.4.6 will not be affected by, and will survive, the Term coming to an end or this Lease being brought to an end early.

4.4.7Indemnity by you

4.4.7.1You must indemnify us (that is, to pay all our losses in full without dispute or claim that we should have minimised such losses) against all Losses which we may suffer or have to pay arising out of or relating to death, injury, loss or damage caused, directly or indirectly, by:

(a)anything that happens in the Premises or the use or occupation of the Premises;

(b)you or Your Authorised People to the Premises, Building or any property in them, including if caused by using, misusing, wasting or abusing the Utilities or faulty fittings or fixtures or in respect of the condition of any part of the Premises; and

(c)you failing to keep to the terms of this Lease.

4.4.7.2This clause 4.4.7 will not be affected by, and will survive, the Term coming to an end or this Lease being brought to an end early.

5OUR OBLIGATIONS / INVOLVEMENT

5.1Quiet enjoyment

If you pay the Gross Rent and other amounts due under this Lease and keep to the terms of this Lease, you may occupy and use the Premises during the Term without any disturbance from us, except as allowed under this Lease.

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5.2Property Tax

We will pay the property tax charges for the Premises for the Term based on the Gross Rent payable by you under this Lease and the property tax rate applicable on the date of this Lease. To avoid any doubt, this does not include any Additional Property Tax, which you must pay.

5.3Managing the Building

We will:

(a)keep the exterior of the Building, the Common Areas and the amenities and facilities in the Building which are for common use in good repair, and keep the mechanical and electrical services in working order and condition (except for fair wear and tear);

(b)provide lift services during such hours as we may notify to you, electricity for lighting the Common Areas and water for the toilet facilities (if any) in the Common Areas;

(c)keep the Common Areas adequately clean and lit; and

(d)insure the Building (not including your fixtures and fittings) against damage by fire and any other risks as we may decide.

5.4No claim against us

5.4.1Without being affected by anything else in this Lease, we are not responsible to you, and you must not claim against us, for any death, injury, or Losses which you or Your Authorised People may suffer (whether caused by negligence or otherwise) in connection with the following circumstances:

(a)any interruption in any of the services mentioned in clause 5.3 due to the state and condition or any repair, maintenance, damage or destruction of any installations or equipment or any mechanical, electrical, electronic, microprocessor or software defect, malfunction or breakdown that occurs;

(b)any act, failure to act, negligence or misconduct of:

(i)any of our employees or agents in relation to the Premises or the Building;

(ii)Our Authorised People carrying out any duty relating to the services mentioned in clause 5.3;

(iii)any contractor or consultant we have nominated or approved under this Lease; or

(iv)any other person in the Building;

(c)any other tenants, Your Authorised People and other people in the Building not keeping to the Tenants’ Guide;
(d)any accidents, injuries, loss or damage to property or people in the Premises, Building or Park;

(e)the use of the car-parks in the Building;

(f)any failure, inability or defect in the supply or character of electricity, water (including chilled water) or, if it applies, gas supplied to the Premises by any service provider;

(g)leaks or defects in the piping, wiring and sprinkler system, or defects in the structure of the Building;

(h)any failure or delay by us to carry out measures to prevent any outbreak or spread of any Infectious Disease in the Building;

(i)any terrorist act regardless of any other cause or event contributing to the loss (including any action taken to control, prevent or otherwise deal with any terrorist act); and

(j)any Circumstances Beyond Our Control.

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5.4.2This clause 5.4 will not be affected by, and will survive, the Term coming to an end or this Lease being brought to an end early.

5.5Limits to trustee’s liability

5.5.1If we are an entity listed on the stock exchange, the following clause will apply to this Lease:

Without being affected by anything else in this Lease, you agree that we are entering into this Lease only in our capacity as trustee of Ascendas Real Estate Investment Trust (the ‘REIT’) and not in our personal capacity. As such, any liability or indemnity we give or will give, and any power and right we grant to any receiver, attorney, agent or delegate of the trustee of the REIT will be limited to the assets of the REIT over which, as trustee of the REIT, we have legal rights, and will not extend to any of our personal assets or any assets we hold in our capacity as trustee of any other trust. This clause still applies even if this Lease ends, is brought to an end early or is cancelled. This clause will apply, with the necessary amendments and without affecting the meaning of this clause, to any notice, certificate or other document we issue under this Lease, as if it were set out in the notice, certificate or document.

5.5.2If we are an entity not listed on the stock exchange, the following clause will apply to this Lease:

If the Building is sold to the trustee of Ascendas Real Estate Investment Trust (‘A-REIT’), you agree that the following clause (or a variation of the following clause) will be included in this Lease.

‘Limits to trustee’s liability

Without being affected by anything else in this Lease, you agree that we are entering into this Lease only in our capacity as trustee of A-REIT and not in our personal capacity. As such, any liability or indemnity we give or will give, and any power and right we grant to any receiver, attorney, agent or delegate of the trustee of A-REIT will be limited to the assets of A-REIT over which the trustee of A-REIT has legal rights, and will not extend to any of our personal assets or any assets that the trustee of A-REIT holds in our capacity as trustee of any other trust. This clause still applies even if this Lease ends, is brought to an end early or is cancelled. This clause will apply, with the necessary amendments and without affecting the meaning of this clause, to any notice, certificate or other document we issue under this Lease, as if it were set out in the notice, certificate or document.’

6OUR GENERAL RIGHTS AND REMEDIES

6.1Cost and expenses

If we give you notice, you must pay immediately our full costs and expenses (including legal fees, administrative charges and stamp duty), relating to:

(a)preparing, negotiating and completing this Lease (including any Side Letters);

(b)considering your request for our permission or approval (including our professional advisor’s fees for advising us); and

(c)you not keeping to the terms of this Lease.

You must pay such costs and expenses on an indemnity basis (that is, to pay for all our costs and expenses and not dispute or claim that we should have minimised such costs and expenses).

6.2Set-off and forfeiture of deposits

Without being affected by anything else in this Lease, we may deduct any payments you owe us from any deposits you have paid under this Lease. If we have deducted money from a deposit in this way, you must pay us an amount equal to the amount we have deducted within seven days of us notifying you. When this Lease ends, you must collect any deposits you have paid under this Lease within one year from such date as we have first tried to return you such deposit. If you don’t, you will forfeit (that is, give up the right to claim) these deposits.

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6.3Remedial measures

If you fail to keep to the terms of this Lease, we may take action to deal with the situation (including issuing a stop order relating to any offending activity or stepping in to do any repair or remedial works). You must pay all our costs and expenses for us taking the actions under this clause 6.3. You will not have any claim against us for any Losses or inconvenience you may suffer due to us carrying out the actions. To avoid any doubt, we do not need to exercise this right under this clause 6.3 before we exercise our other rights.

6.4Re-entry

6.4.1You will have failed to keep to the terms of this Lease if:

(a)you fail to pay the Gross Rent or any other amounts you must pay under this Lease within 14 days after the due date;

(b)you do not keep to, and where possible, fail to correct your actions to keep to, the terms of this Lease (other than under clause 6.4.1(a)) within 14 days of our notice or such longer period as we may notify you (except in cases of emergency);

(c)another creditor or person enforces a writ of execution (that is, a court order which permits a transfer of assets, money or property belonging to a debtor to pay off a legal judgment) or levies distress (that is, the forcible taking of a tenant’s property by a landlord to pay off any overdue or unpaid rent or other money owed under a lease) on your property; or

(d)you become or are reasonably likely to become insolvent (that is, when you are unable or likely unable to pay any debts as and when they are due).

6.4.2If any of the circumstances in clause 6.4.1 happens, we may re-enter and take possession of all or any part of the Premises at any time, including during the Rent-free Period, and even if we have previously chosen not to enforce our right of re-entry, and the Term and this Lease will then end on the date of such re-entry or notice. To avoid any doubt, if you return any keys to us, this does not mean that we have accepted the surrender of the Premises, unless we confirm this in writing.

6.4.3If any of the circumstances in clause 6.4.1 happens, we may notify you to novate (that is, transfer all or some of your rights and obligations) or assign (that is, transfer all or some of your rights) your sub-leases to us, including all rent and any security deposits relating to such sub-tenancies. Upon receiving such notice, you must immediately sign such novation or will be considered to have agreed to such assignment, and must make sure all sub-tenants sign such novation or agree to such assignment, including paying all rent received from such sub-tenancies, directly to us.

6.4.4If any of the circumstances in clause 6.4.1 happens, you must, if we give you notice, leave on the Premises any of your property that we may require as set out in such notice.

6.4.5If we end this Lease in line with clause 6.4.2:

(a)your interest in and the rights to the Premises will end;

(b)you must move out of the Premises immediately, except that you must still carry out the Reinstatement Works in line with clause 4.3 unless we notify you otherwise;

(c)you will forfeit (that is, give up the right to claim) any money or deposits you have paid to us;

(d)you must indemnify us (that is, pay all our losses in full without dispute or claim that we should have minimised such losses) from and against all Losses we suffer as a result of re-entering the Premises, including Gross Rent for the Rent-free Period, any Gross Rent which you would have paid if the Term had been completed, and all our costs and expenses of re-letting or trying to re-let the Premises); and

(e)you will not have any claim against us for any Losses you suffer due to us ending this Lease.

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6.5Removing your property

6.5.1If you leave any of your property at the Premises when this Lease ends, we have the right to dispose of it in whatever way we consider appropriate, and you must pay any costs involved. You will not have any claim against us for any Losses which you may suffer due to us removing any property from the Premises under this clause 6.5.

6.5.2If we sell your property under clause 6.5.1 above, we may use the proceeds from the sale to pay our costs, expenses, Interest and any other money you owe us under this Lease. If there is any money left over, we will return such monies to you.

6.5.3You must indemnify us (that is, pay all our losses in full without dispute or claim that we should have minimised such losses) against any Losses we have to any third party whose property we deal with or dispose of because we mistakenly believe it is yours.

6.5.4This clause 6.5 will not be affected by, and will survive, the Term coming to an end or this Lease being brought to an end early.

6.6Government takeover under the Land Acquisition Act (Chapter 152)

If any Authority compulsorily takes over the Building or any part of it, or issues any notice, order or gazette notification to take over the Building or any part of it, we may give you notice and end this Lease without compensation. To avoid any doubt, this will not affect any rights or remedies we have relating to you not keeping to the terms of this Lease.

6.7We may transfer this Lease

We may novate (that is, transfer all or some of our rights and obligations) or assign (that is, transfer all or some of our rights) under this Lease to another party without your permission. Following such transfer, you:

(a)will be considered as having agreed to such transfer and having accepted the new landlord;

(b)must release us from all our obligations under this Lease (including our obligation to refund the Security Deposit and any other amounts under this Lease;

(c)sign the novation agreement or the acknowledgement to the notice of assignment of this Lease, which we will prepare at our cost; and

(d)get a replacement bank guarantee for the new landlord, if we request this, to replace any bank guarantee you have given us.

7OTHER TERMS

7.1Notices

7.1.1All notices relating to this Lease must be in writing.

7.1.2Any notice we give you is only valid if we post it on the Capitaland Business Park & Industrial Tenant Portal, give it by hand or send it by post to the Premises or to your registered office or business address.

7.1.3Any notice you give to us is only valid if you send it by registered post to our registered office.

7.1.4Any notice will be considered as served:

(a)(for a notice given by hand) immediately on the day it is sent; and

(b)(for notice sent by registered post) 24 hours after it is posted as long as the sender can show that the envelope containing the notice was addressed, stamped and posted.

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7.2Process of serving documents in line with the Law

7.2.1Any legal process will be considered as served if it is sent to:

(a)us by registered post to our business address;

(b)you by registered post to or by leaving it at your business address or the Premises; or

(c)your or our solicitor by registered post to or by leaving it at their business address.

7.2.2If you are a company that is not incorporated or registered in Singapore:

(a)you must deliver to us, within seven days of appointing the process agent, a copy of the letter (in a form we approve) issued by the process agent to us, agreeing (in a way that cannot be changed) to act as your process agent (that is, once they have agreed to act as your process agent, you or they cannot withdraw this agreement);

(b)serving documents on your process agent at their last known address will be considered as satisfactorily serving documents under the Law on you; and

(c)clauses 7.2.2(a) and 7.2.2(b) will not affect our right to serve process in any other manner allowed by Law.

7.3No waiver

7.3.1If we give you permission not to keep to any of the terms of this Lease, or if we choose not to take action even if you are not keeping to any of the terms, this decision is only effective if we confirm it in writing. If we know about you not keeping to any of the terms of this Lease, or we accept the Gross Rent or any amount due under this Lease, this does not mean that we do not require you to keep to the terms of this Lease or that we have chosen not to take action.

7.3.2If we give written permission or confirmation as set out in clause 7.3.1 above, this does not mean that we have also given permission or agreed not to take action if you:

(a)do not keep to the same term of this Lease again; or

(b)do not keep to another term of this Lease.

7.4Entire Agreement

7.4.1This Lease forms the entire agreement between you and us for this lease of the Premises.

7.4.2We are not bound by any statement, conduct or promises (whether written or spoken, express or implied by common law, statute, custom or in any other way) relating to the Premises, Building or Park if they are not set out in this Lease.

7.4.3You confirm that you have not agreed to or signed this Lease as a result of relying on any statement, conduct or promise we have made (or which someone else has made on our behalf), which is not as set out in this Lease.

7.4.4You and we each state, guarantee, confirm and agree that each has full power and authority to enter into and carry out the obligations contained within this Lease, and this Lease is valid and binding.

7.5Severability

If any part of this Lease cannot be enforced or if all or part of any clause in this Lease is illegal or invalid or cannot be enforced by Law, this will not affect the legality, validity or enforceability of any other clause in this Lease.

7.6Governing Law and jurisdiction

7.6.1This Lease is governed by Singapore Law.

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7.6.2You and we agree that the appropriate legal forum for any disputes relating to this Lease will be the courts of Singapore.

7.7Contracts (Rights of Third Parties) Act (Chapter 53B)

Apart from (i) the Head Landlord, (ii) any Authorities and (iii) any people authorised by us, the Head Landlord and/or the Authorities, no person who is not a party to this Lease has any right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce or enjoy the benefit of any term of this Lease.

7.8Electronic Signatures

The Parties acknowledge and agree that we are authorised to rely upon and accept as an original for all purposes, this Lease, any other transaction document or other communication delivered by you or its solicitor by facsimile, telegraphic, .pdf, e-mail or other electronic transmission (each, a “Communication”) which we or our solicitor in good faith believes has been signed by you, including by electronic signature, and which has been so delivered to us or our solicitor. Such Communication shall have the same force and effect as an original signature. Without limitation, “electronic signature” will include versions of an original signature on a document electronically scanned and transmitted versions (e.g., via pdf) of an original signature; it shall also include eSignatures included on documents accessed from electronic and/or mobile devices via eSignature Services such as Docusign and AdobeSign. Notwithstanding the foregoing, we will in any instance require that an original document be submitted to us in lieu of, or in addition to, any such Communication.

Counterparts

This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. One or more counterparts of this Lease may be delivered by facsimile or pdf electronic transmission, with the intention that they shall have the same effect as an original counterpart.

8SUPPRESSION OF CORRUPT PRACTICE

8.1The group of which we form part is committed to conducting its business in an ethical manner and expects all its employees and parties with which it has a contractual relationship to conduct themselves with high ethical standards and to comply with applicable laws for the suppression of corrupt practices (“Anti-Corruption Laws”).

8.2You represent and warrant that, to the best of your knowledge, neither you nor any person who (by reference to all relevant circumstances) performs services or acts for or on behalf of you in any capacity (including, without limitation, employees, agents, related corporations and subcontractors) (“Representatives”) has contravened, or procured or encouraged third parties (including, to avoid any doubt, the employees of or any person acting on our behalf) to contravene, any Anti-Corruption Laws in connection with this Lease.

8.3You must immediately notify us if any person employed by us or acting on our behalf or any of your Representatives, has contravened or attempted to contravene any Anti-Corruption Laws in connection with this Lease, and must take adequate steps to protect the interests of both you and us. All such notices to us should be sent to the Head of Group Internal Audit of CapitaLand Limited at the following email address: Whistleblowing.ACChair@capitaland.com.

8.4We may terminate this Lease forthwith if you or any of your Representatives has contravened or attempted to contravene any Anti-Corruption Laws, whether in connection with this Lease or otherwise. Such termination shall not affect our other rights and remedies whether under this Lease or otherwise.

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SCHEDULE 5
PLAN OF THE PREMISES

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Existing Block
5002
Existing Block
5004
#08-01 to #08-19
Factory Area
3,455 m²
RC roof
130 m²
RC roof
118 m²
N

8TH STOREY PLAN

SINGLE TENANCY

Disclaimer:

All plans are subjects to amendments as directed and/or approved by the building authorities.

All areas are approximate measurements only and subject to final survey. The property is subject to inspection by the relevant authorities to comply with the current code of practice.

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SCHEDULE 6 DECLARATION FORM

1.Details (see note below)

Name of company or firm (as in ACRA): FLUIDIGM SINGAPORE PTE. LTD.
Premises: Block 5008 Ang Mo Kio Avenue 5 #08-01/19, RC Roof 1 & RC Roof 2 TECHplace II Singapore 569874
Company’s mailing address:		Block 5008 Ang Mo Kio Avenue 5 #08-08 TECHplace II Singapore 569874
Phone:	98522832	Email address: Cheng-Han.Phoa@fluidigm.com
Company registration number: 200311994M		Country where the company is incorporated: Singapore
Company’s principal activity: Research and experimental development on Biotechnology, life and medical science.
Manufacture and repair of engineering and scientific instruments. Manufacturing operations for Integrated Microfluidic chips.

Note: If you are a foreign firm or new company in the process of being set up, please provide a local contact address and phone number, where possible.

2.Using the Premises

R&D and manufacturing of fluidic chips and microfluidic system

2.1Urban Redevelopment Agency’s 60:40 requirements

Do your activities in the Premises meet the Urban Redevelopment Authority’s (URA) 60:40 requirements (set out below) for use of space?

Yes No

2.2Application to the Central Building Plan Department of the National Environment Agency (NEA) relating to the use of the Premises

Do you intend to change the use of the Premises that is to be renewed? Yes No

If ‘yes’, you will need to submit your application online at https://e-services.nea.gov.sg/ias/. You must state in the application that the Premises are used for the purposes as set out in paragraph 2 of this declaration form. You must let us have a copy of the acknowledgement that your application has been accepted. When you receive the NEA’s clearance letter, please let us have a copy of the letter allowing you to use the Premises for your operations.

2.3Applying for drinkable water or non-drinkable water

You must apply to the Authorities for drinkable or non-drinkable water if you use more than 500 cubic metres of water per month.

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Declaration

I declare that all the information and details I have provided on this form are true, correct and complete, and that we will not change the activities to be carried out in the Premises without first getting your approval.

Phoa Cheng Han
Managing Director
________________________            /s/ Phoa Cheng Han
Name and job title                    Signature

24-May-21 | 11:03 PM PDT
                                                                  ____________________________
Date

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SCHEDULE 7
JTC SUBLETTING APPLICATION DOCUMENTS

This schedule does not apply to this Lease.

Plain English Standard Covenants Lease Template (Revised 080620)                             36

We and you confirm our entry into this Lease, as signed and witnessed below.

Landlord (us)

Signed
for and on behalf of us
HSBC Institutional Trust Services (Singapore) Limited
(in its capacity as trustee of Ascendas Real Estate Investment Trust), in line with the power of attorney dated 3 June 2013

/s/ Adrian Tan    /s/ Karen Tee
Name of authorised signatory:Adrian Tan    Name of authorised signatory:Karen Tee
Designation: Manager    Designation: Head
Lease Management     Lease Management

Tenant (you)

Signed by
for and on behalf of you
FLUIDIGM SINGAPORE PTE. LTD.

/s/ Phoa Cheng Han
Name: Phoa Cheng Han
Title: Managing Director
Company Stamp

As witnessed in the presence of:

/s/ Herry Effendi
Witness Herry Effendi
Name: Senior Supply Chain Manager
Title:
Address: Blk 5008, Ang Mo Kio Ave 5
#08-08, Techplace II,
Singapore 569874

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